As filed with the Securities and Exchange Commission on March 14, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2014

OPPENHEIMER HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware	98-0080034
(State of incorporation)	(IRS Employer Identification Number)

85 Broad Street, 22nd Floor, New York, NY 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01. Other Events.

Oppenheimer Holdings Inc. (the “Company”) announced that it will be retiring a total of $50 million (25%) of its 8.75% Senior Secured Notes due 2018 (the “Notes”). The Company will deliver to the holders of the Notes a notice of partial redemption, notifying such holders of the Company’s intent to redeem on April 15, 2014 (the “Redemption Date”) $45 million aggregate principal amount of the outstanding Notes at a redemption price equal to 106.563% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date. In addition, the Company will also be retiring the $5 million aggregate principal amount of the Notes that it currently holds. Upon completion of the redemption and retirement on the Redemption Date, $150 million aggregate principal amount of the Notes will remain outstanding. The retirement of the Notes will reduce the Company’s interest costs by $3.9 million annually.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1	Oppenheimer Holdings Inc.’s Press Release dated March 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: March 14, 2014

By: /s/ Dennis McNamara
Dennis McNamara Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Oppenheimer Holdings Inc.’s Press Release dated March 14, 2014